Exhibit 99.1

Iconix Brand Group, Inc. Announces Closing of Private Offering of $300 Million of 2.50% Convertible Senior Subordinated Notes, Including the Full Exercise of the Over-allotment Option

New York, NY -- May 23, 2011 -- Iconix Brand Group, Inc. (Nasdaq: ICON) ("Iconix") announced today the closing of its private offering of $300 million aggregate principal amount of 2.50% Convertible Senior Subordinated Notes due 2016 (the “notes”), including $25 million aggregate principal amount of notes issued in connection with the full exercise by the initial purchasers of their over-allotment option. The notes were sold to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

The notes are Iconix's unsecured obligations, subordinated in right of payment to existing and future secured senior indebtedness. The notes will pay interest semi-annually in cash on June 1 and December 1 at a rate of 2.50% per year, commencing December 1, 2011. The notes mature on June 1, 2016. The holders of the notes will have the ability to require Iconix to repurchase all or any portion of their notes for cash in the event of a fundamental change. In such case, the repurchase price would be 100% of the principal amount of the notes being repurchased plus any accrued and unpaid interest.

Prior to March 1, 2016, the notes are convertible only upon the occurrence of certain events and during certain periods, and thereafter, at any time until the business day preceding the maturity date of the notes. The notes are convertible at an initial conversion rate of 32.5169 shares of Iconix common stock per $1,000 principal amount of the notes, which is equivalent to an initial conversion price of approximately $30.75, which represents a 32.5% conversion premium to the last sale price of $23.21 per share of Iconix common stock on the NASDAQ on May 17, 2011. In addition, following certain corporate transactions that occur prior to the maturity date, Iconix will, in certain circumstances, increase the conversion rate for a holder that elects to convert its notes in connection with such corporate transaction. Upon any conversion, Iconix’s conversion obligation will be settled in cash up to the principal amount and, to the extent of any excess over the principal amount, in shares of Iconix common stock, or, if Iconix so elects, cash.

In connection with the offering of the notes, Iconix has entered into privately negotiated convertible note hedge transactions with one or more dealers, each of whom is an initial purchaser of the notes or an affiliate thereof (the "hedge counterparties"). The convertible note hedge transactions cover, subject to customary anti-dilution adjustments, the number of shares of Iconix common stock that initially underlie the notes.  Iconix has also entered into separate privately negotiated warrant transactions with the hedge counterparties relating to the same number of shares of Iconix common stock.  The strike price of the warrant transactions is initially approximately $40.6175 per share, which represents a 75.0% premium to the last sale price of Iconix common stock on the NASDAQ on May 17, 2011.  The convertible note hedge transactions are expected to reduce the potential dilution with respect to Iconix common stock upon conversion of the notes.  However, the warrant transactions will have a dilutive effect with respect to Iconix common stock to the extent that the market price per share of Iconix common stock exceeds the applicable strike price of the warrants on any expiration date of the warrants.

In connection with establishing their initial hedges of the convertible note hedge transactions and warrant transactions, the hedge counterparties and/or their affiliates expect to purchase Iconix common stock in open market transactions and/or privately negotiated transactions and/or enter into various cash-settled derivative transactions with respect to Iconix common stock. In addition, the hedge counterparties and/or their affiliates may modify their hedge positions by entering into or unwinding various derivative transactions with respect to Iconix common stock and/or by purchasing or selling Iconix common stock in open market transactions and/or privately negotiated transactions following the pricing of the notes from time to time (and are likely to do so during any conversion period related to a conversion of notes). Any of these hedging activities could also increase, decrease or prevent a decline in, the market price of Iconix common stock.

The net proceeds from the sale of the notes were approximately $292.5 million after deducting the initial purchasers' fees but excluding offering expenses.  In addition, Iconix received proceeds from the sale of the warrants described above.  Iconix used a portion of the net proceeds from the sale of the notes and the proceeds from the sale of the warrants to fund the net cost of the convertible note hedge transactions.  Iconix expects to use the remaining net proceeds from the sale of the notes (i) to prepay the outstanding balance of indebtedness under its term loan facility due January 1, 2012 within 90 days after the closing of the offering, (ii) to make future repayment on the existing convertible senior subordinated notes, which may be on or prior to the maturity date thereof, and (iii) for general corporate purposes, which may include, but are not limited to, investing in or acquiring new brands through opportunistic mergers, stock or asset purchases and/or other strategic relationships, although there are no present commitments or agreements with respect to any such investments or acquisitions.

The notes and the shares of Iconix common stock issuable upon conversion thereof, if any, have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About Iconix Brand Group, Inc: Iconix Brand Group, Inc. owns, licenses and markets a growing portfolio of consumer brands including CANDIE'S (R), BONGO (R), BADGLEY MISCHKA (R), JOE BOXER (R), RAMPAGE (R), MUDD (R), LONDON FOG (R), MOSSIMO (R), OCEAN PACIFIC(R), DANSKIN (R), ROCA WEAR(R), CANNON (R), ROYAL VELVET (R), FIELDCREST (R), CHARISMA (R), STARTER (R) and WAVERLY (R). In addition, Iconix owns an interest in the ARTFUL DODGER (R), ED HARDY (R), ECKO (R), MARC ECKO (R), ZOO YORK (R), MATERIAL GIRL (TM) and PEANUTS (R) brands.  Iconix licenses its brands to a network of leading retailers, wholesalers and manufacturers that touch every major segment of retail distribution from the luxury market to the mass market in both the U.S. and worldwide. Through its in-house business development, merchandising, advertising and public relations departments Iconix manages its brands to drive greater consumer awareness and equity.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995. The statements that are not historical facts contained in this press release are forward-looking statements that involve a number of known and unknown risks, uncertainties and other factors, all of which are difficult or impossible to predict and many of which are beyond the control of Iconix, which may cause the actual results, performance or achievements of Iconix to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. Such factors include, but are not limited to, uncertainty regarding the results of Iconix 's acquisition of additional licenses, continued market acceptance of current products and the ability to successfully develop and market new products particularly in light of rapidly changing fashion trends, the impact of supply and manufacturing constraints or difficulties relating to Iconix's licensees' dependence on foreign manufacturers and suppliers, uncertainties relating to customer plans and commitments, the ability of licensees to successfully market and sell branded products, competition, uncertainties relating to economic conditions in the markets in which Iconix operates, the ability to hire and retain key personnel, the ability to obtain capital if required, the risks of litigation and regulatory proceedings, the risks of uncertainty of trademark protection, the uncertainty of marketing and licensing acquired trademarks and other risks detailed in Iconix's SEC filings. The words "believe", "anticipate", "estimate", "expect", "confident", "continue", "will", "project", "provide" "guidance" and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date the statement was made. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made.  Iconix undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:
Jaime Sheinheit
Investor Relations
Iconix Brand Group, Inc.
212.819.2096/jsheinheit@iconixbrand.com